UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2005

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 847-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 9, 2005, Nuance issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the release is attached as Exhibit 99.1.

Nuance’s attached press release and Condensed Consolidated Statements of Operations present non-GAAP (Generally Accepted Accounting Principles) net loss, excluding a special item, and net loss per share (basic and diluted), excluding a special item, in addition to the presentation of such results in accordance with GAAP. The special item is non-cash compensation expense. This special item is not necessarily representative of Nuance’s core operations, but Nuance management believes that presentation of such non-GAAP financial measures provides useful information to investors regarding the impact of the special items on Nuance’s net loss and net loss per share. Nuance management also uses non-GAAP measurements in certain internal management analyses, as the resulting metrics provide useful information regarding the company’s core operations.

ITEM 8.01: OTHER EVENTS

On May 9, 2005, Nuance issued a press release announcing its merger with Scansoft, Inc. A copy of the release is attached as Exhibit 99.2.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press release respecting financial results for quarter ended March 31, 2005, issued by the Registrant, dated May 9, 2005
99.2	Press release respecting merger of the Registrant with Scansoft, Inc., dated May 9, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 9, 2005	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing
Karen Blasing
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release respecting financial results for quarter ended March 31, 2005, issued by the Registrant, dated May 9, 2005
99.2	Press release respecting merger of the Registrant with Scansoft, Inc., dated May 9, 2005

4